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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                    -----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of report: January 4, 1996


                          COOKER RESTAURANT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-13044                    62-1292102
(State or Other Jurisdiction      (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                          Identification No.)


  5500 Village Boulevard, West Palm Beach, Florida                      33407
      (Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (407) 615-6000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    The Registrant purchased six properties from a subsidiary of Darden Restaurants, Inc. for a cash purchase price of approximately $11,200,000. The final closing of these transactions occurred on January 4, 1996. The properties purchased by the Registrant had been used by Darden or its subsidiaries and their respective predecessors as "China Coast Restaurants," but Darden and its subsidiaries, or their predecessors, closed them prior to putting them up for sale. The Registrant plans to remodel these properties extensively to conform to its requirements, prior to opening them as Cooker Bar and Grille(R) restaurants in the second and third quarters of 1996. The funds used to pay for this purchase were provided by draws on the Registrant's line of credit from First Union National Bank of Tennessee. In December, 1995, the availability of the line of credit was increased from $16,300,000 to $33,000,000 and the revolving period of the agreement was extended to December 31, 1997 (which will then convert to a five year term loan) in contemplation of this purchase and in order to provide funds for remodeling these properties and for other capital projects in 1996 and 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    99.1 Purchase and Sale Agreement dated October 20, 1995 between GMRI, Inc. and Registrant.

    99.2 First Amendment to Purchase and Sale Agreement dated October __, 1995 between GMRI, Inc. and Registrant.

    99.3 Joinder of Escrow Agreement dated October 25, 1995 among Lawyers Title Insurance Corporation, GMRI, Inc. and Registrant.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                          COOKER RESTAURANT CORPORATION


Date:  January 12, 1996                   By: /s/ G. Arthur Seelbinder
                                              ----------------------------
                                          Name:  G. Arthur Seelbinder
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------
    99.1            Purchase and Sale Agreement dated October 20, 1995
                    between GMRI, Inc. and Registrant.

    99.2 First Amendment to Purchase and Sale Agreement dated October __, 1995 between GMRI, Inc. and
                    Registrant.

    99.3 Joinder of Escrow Agreement dated October 25, 1995 among Lawyers Title Insurance Corporation, GMRI,
                    Inc. and Registrant.

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